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                                                Filed Pursuant to Rule 424(b)(3)
                                                  Registration Number 333-119363

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 2, 2006)

                               AUTOCAM CORPORATION

                   10.875% SENIOR SUBORDINATED NOTES DUE 2014

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     Attached hereto and incorporated by reference herein is our Current Report on Form 8-K dated June 14, 2006. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, dated May 2, 2006, with respect to the 10.875% Senior Subordinated Notes Due 2014, including any amendments or supplements thereto.

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     INVESTING IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
BEGINNING ON PAGE 8 OF THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE NOTES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared for and will be used by Goldman, Sachs & Co. in connection with offers and sales of the notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of sale or at negotiated prices. Goldman, Sachs & Co. may act as principal or agent in these transactions. We will not receive any of the proceeds of such sales.

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                              GOLDMAN, SACHS & CO.

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                                  June 14, 2006